UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): August 17, 2017

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
 (414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

On August 17, 2017, Gardner Denver Holdings, Inc. (the “Company”), Gardner Denver, Inc. (the “U.S. Borrower”) and the other parties thereto entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of July 30, 2013 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 2016, the “Credit Agreement”) among the Company, the U.S. Borrower, GD German Holdings II GmbH, as successor in interest to Gardner Denver Holdings GmbH & Co. KG, GD First (UK) Limited, the lenders or other financial institutions or entities from time to time party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent, swingline lender and letter of credit issuer.

The Amendment refinanced (i) the previously existing senior secured U.S. dollar term loan facility with a replacement $1,285.5 million senior secured U.S. dollar term loan facility (the “New Dollar Term Loan Facility”) and (ii) the previously existing euro term loan facility with a replacement €615.0 million senior secured euro term loan facility (the “New Euro Term Loan Facility”). The Amendment also lowered the interest rate applicable to the U.S. dollar-denominated and euro-denominated term loans: the applicable margin for loans under the New Dollar Term Loan Facility is 2.75% for LIBOR loans and 1.75% for base rate loans; and the applicable margin for loans under the Euro Term Loan Facility for LIBOR loans is 3.00%. The amendment extended the maturity dates applicable to the U.S. dollar-denominated and euro-denominated term loans, with each of the New Dollar Term Loan Facility and the New Euro Term Loan Facility maturing in July 2024.

The Amendment also includes a prepayment premium of 1.0% in the event of another repricing transaction on or before the six-month anniversary of the Amendment and modifies certain other terms of the Credit Agreement.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

KKR Capital Markets LLC, an affiliate of Kohlberg Kravis Roberts & Co. L.P., is a joint lead arranger and joint bookrunner of the Amendment and a joint manager and arranger under the Credit Agreement. Investment funds or accounts managed or advised by the global credit business of Kohlberg Kravis Roberts & Co. L.P. are lenders under the Amendment. Investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. own approximately 74.7% of the issued and outstanding common stock of the Company. Kohlberg Kravis Roberts & Co. L.P. and its affiliates, including KKR Capital Markets LLC, have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses. In addition, certain of the other agents and lenders providing funding or other services under the Credit Agreement as amended by the Amendment, as well as certain of their affiliates, have, from time to time, provided investment banking and financial advisory services to the Company for which they have received customary fees and commissions. Such agents and lenders may provide these services from time to time in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure.

On August 18, 2017, the Company issued a press release announcing the entry of the parties into the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
Exhibit 10.1
Amendment No. 2 to the Credit Agreement, dated as of August 17, 2017, among Gardner Denver Holdings, Inc., Gardner Denver, Inc., GD German Holdings II GmbH, GD First (UK) Limited, UBS AG, Stamford Branch, as administrative agent, and the other parties and lenders party thereto

Exhibit 99.1	Press Release, dated August 18, 2017, issued by Gardner Denver Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GARDNER DENVER HOLDINGS, INC.

Date: August 18, 2017	By:	/s/ Andrew Schiesl
		Name:	Andrew Schiesl
		Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 10.1
Amendment No. 2 to the Credit Agreement, dated as of August 17, 2017, among Gardner Denver Holdings, Inc., Gardner Denver, Inc., GD German Holdings II GmbH, GD First (UK) Limited, UBS AG, Stamford Branch, as administrative agent, and the other parties and lenders party thereto

Exhibit 99.1	Press Release, dated August 18, 2017, issued by Gardner Denver Holdings, Inc.